SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(To Prospectus dated August 29, 2002)


                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer


                    Asset-Backed Certificates, Series 2002-4

                              ---------------------



-------------------------------
The Class A-1
Certificates represent
obligations of the trust                 The Class A-1 Certificates
only and do not
represent an interest in                 o  This supplement relates to the offering of the Class A-1 Certificates of the
or obligation of                            series referenced above. This supplement does not contain complete
CWABS, Inc.,                                information about the offering of the Class A-1 Certificates. Additional
Countrywide Home                            information is contained in the prospectus supplement dated September 25,
Loans, Inc.,                                2002, prepared in connection with the offering of the offered Certificates of
Countrywide Home                            the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or                       August 29, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.                    supplement and the prospectus in full.

This supplement may be                   o  As of July 26, 2004, the Certificate Principal Balance of the Class A-1
used to offer and sell the                  Certificates was approximately $128,950,606.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.

-------------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 6, 2004

                                THE MORTGAGE POOL

         As of July 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 1,068 Mortgage Loans having an aggregate Stated Principal Balance of approximately $204,350,707.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                      -----------------------------------------------
                                                                                    As of July 1, 2004
                                                                      -----------------------------------------------
Total Number of Mortgage Loans......................................                      1,068
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days.................................................                      5.52%
         60-89 days.................................................                      0.56%
         90 + days or more (excluding pending foreclosures).........                      0.56%
                                                                                         -------
         Total Delinquencies........................................                      6.64%
                                                                                          =====
Foreclosures Pending................................................                      4.59%
                                                                                          -----
Total delinquencies, foreclosures pending and bankruptcies..........                     11.23%
                                                                                         ======



--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Twenty (20) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                                             Delinquency and Foreclosure Experience
                                        ----------------------------------------------------------------------------------
                                               As of December 31, 2000                      As of December 31, 2001
                                        ---------------------------------------   ----------------------------------------
                                         Principal Balance          Percentage         Principal Balance        Percentage
                                        --------------------------  -----------   ---------------------------- ------------
Total Portfolio                               $10,618,065,421.51        100.00%          $16,113,058,684.95       100.00%
Delinquency Percentage
30-59 Days                               $        864,838,690.77          8.14%          $ 1,437,602,151.97         8.92%
60-89 Days                                        297,082,364.46          2.80               440,975,276.56         2.74
90+ Days                                          131,030,594.44          1.23               186,062,549.32         1.15
                                        --------------------------  -----------   ---------------------------- ------------
     Sub-Total                           $      1,292,951,649.67         12.18%          $ 2,064,639,977.85        12.81%
                                        --------------------------  -----------   ---------------------------- ------------
Foreclosure Rate                         $        329,284,407.33          3.10%          $   670,195,427.54         4.16%
Bankruptcy Rate                          $        147,276,258.29          1.39%          $   381,462,318.31         2.37%


                                                             Delinquency and Foreclosure Experience
                                        ----------------------------------------------------------------------------------
                                               As of December 31, 2002                      As of December 31, 2003
                                        ---------------------------------------   ----------------------------------------
                                         Principal Balance          Percentage         Principal Balance        Percentage
                                        --------------------------  -----------   ---------------------------- ------------
Total Portfolio                          $     22,769,082,711.09        100.00%          $39,058,523,423.20       100.00%
Delinquency Percentage
30-59 Days                               $      1,591,562,076.96          6.99%          $ 2,409,274,879.48         6.17%
60-89 Days                                        541,119,231.96           2.38              728,740,335.77         1.87
90+ Days                                          226,171,736.77           0.99              210,424,049.89         0.54
                                        --------------------------  -----------   ---------------------------- ------------
     Sub-Total                           $      2,358,853,045.69         10.36%          $ 3,348,439,265.14         8.57%
                                        --------------------------  -----------   ---------------------------- ------------
Foreclosure Rate                         $        633,348,957.76          2.78%          $   692,149,703.63         1.77%
Bankruptcy Rate                          $        551,267,050.86          2.42%          $   609,395,518.03         1.56%



                                       Delinquency and Foreclosure Experience
                                       --------------------------------------
                                                 As of June 30, 2004
                                       --------------------------------------
                                        Principal Balance          Percentage
                                       -----------------------  -------------
Total Portfolio                          $  54,864,000,522.64         100.00%
Delinquency Percentage
30-59 Days                               $   3,002,543,693.60           5.47%
60-89 Days                                     855,471,629.90           1.56
90+ Days                                       236,162,097.09           0.43
                                        -------------------------------------
     Sub-Total                           $   4,094,177,420.59           7.46%
                                        -------------------------------------
Foreclosure Rate                         $     861,446,764.26           1.57%
Bankruptcy Rate                          $     688,299,158.77           1.25%


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of July 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-1 Certificates was approximately $128,950,606, evidencing a beneficial ownership interest of approximately 63.97% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $128,950,606 and evidenced in the aggregate a beneficial ownership interest of approximately 63.97% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $72,616,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 36.03% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.96% per annum and the level of One-Month LIBOR remains constant at 1.53% per annum; (vi) the Pass-Through Margins or fixed rates for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margins for the Offered Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-1 Certificates is August 6, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date; and (x) the scheduled amortization for all Mortgage Loans is based upon their gross interest rates and no interest rate reductions occur on the Fixed Rate Credit Comeback Loans.

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the tables, 100% Prepayment Model means 23% PV and 30% CPR.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

              Percent of Certificate Principal Balance Outstanding

                                             0%    80%   100%   150%    200%
                                             --    ---   ----   ----    ----
Distribution Date
-----------------

Initial Percentage                          100    100   100    100     100
July 25, 2005.........................       98     64    55     33      11
July 25, 2006..........................      98     58    49     25       3
July 25, 2007..........................      98     49    39     21       3
July 25, 2008..........................      98     38    28     12       3
July 25, 2009..........................      98     29    20      7       1
July 25, 2010..........................      98     22    15      4       0
July 25, 2011..........................      97     17    10      2       0
July 25, 2012..........................      96     13     8      1       0
July 25, 2013..........................      94     10     5      0       0
July 25, 2014..........................      91      8     4      0       0
July 25, 2015..........................      89      6     2      0       0
July 25, 2016..........................      86      5     1      0       0
July 25, 2017..........................      83      3     0      0       0
July 25, 2018..........................      80      2     0      0       0
July 25, 2019..........................      77      1     0      0       0
July 25, 2020..........................      74      0     0      0       0
July 25, 2021..........................      70      0     0      0       0
July 25, 2022..........................      66      0     0      0       0
July 25, 2023..........................      61      0     0      0       0
July 25, 2024..........................      56      0     0      0       0
July 25, 2025..........................      51      0     0      0       0
July 25, 2026..........................      46      0     0      0       0
July 25, 2027..........................      39      0     0      0       0
July 25, 2028..........................      33      0     0      0       0
July 25, 2029..........................      25      0     0      0       0
July 25, 2030..........................      18      0     0      0       0
July 25, 2031..........................       9      0     0      0       0
July 25, 2032..........................       0      0     0      0       0
Weighted Average Life in years (1)          19.82  3.74  2.84   1.51   0.62
Weighted Average Life in years (1)(2)       19.46  2.91  2.17   1.08   0.53

--------------------------
(1)  Determined as specified in the Prospectus Supplement.
(2)  To the related Optional Termination Date.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for the application of the Exemption described in the Prospectus are met.

                                     RATINGS

         The Class A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1



                                  CWABS 2002-4



Summary of Loans in Statistic Calculation Pool
(As of Calculation Date)                                                                                  Range
                                                                                                          -----
Total Number of Loans                                                    1,068
Total Outstanding Loan Balance                                    $204,350,707
Average Loan Balance                                                  $191,340                  $13,384  to   $ 964,762
Weighted Average Mortgage Rate                                            7.85%                    4.50% to      16.50%
Net Weighted Average Mortgage Rate                                        7.25%                    3.99% to      15.99%
Adjustable Rate Mortgage Loans Characteristics
           Weighted Average Gross Margin                                  6.82%                    1.50% to      12.50%
           Maximum Weighted Average Mortgage Rate                        14.57%                   11.65% to      22.25%
           Minimum Weighted Average Mortgage Rate                         7.85%                    4.50% to      15.89%
Weighted Average Original Term (months)                                    357                      120  to         360
Weighted Average Remaining Term (months)                                   335                       91  to         340
Weighted Average Loan-to-Value Ratio                                     81.05%                   12.50% to     100.00%
Weighted Average FICO                                                      618




                                  CWABS 2002-4



Mortgage Loan Programs

                                           Number of Loans        Aggregate                % Of Aggregate
Description                                Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
6 Month LIBOR                              2                               $632,166                   0.31 %
1-Year/29-Year LIBOR                       1                                $47,188                   0.02
2-Year/28-Year LIBOR                       525                          $90,750,790                  44.41
3-Year/27-Year LIBOR                       218                          $45,448,654                  22.24
FIXED 10 Year                              1                                $36,573                   0.02
FIXED 15 Year - Credit Comeback            1                               $109,305                   0.05
FIXED 15 Year                              26                            $1,383,776                   0.68
FIXED 20 Year                              7                               $804,134                   0.39
FIXED 30 Year - Credit Comeback            36                            $9,222,524                   4.51
FIXED 30 Year                              242                          $55,035,732                  26.93
FIXED 30/15 Year Balloon                   9                               $879,865                   0.43
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances


Range of Principal                         Number of Loans        Aggregate                % Of Aggregate
Balances ($)                               Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
$0 - $25000                                10                              $197,833                    0.1 %
$25000.01 - $50000                         114                           $4,517,623                   2.21
$50000.01 - $75000                         160                          $10,045,296                   4.92
$75000.01 - $100000                        162                          $14,149,221                   6.92
$100000.01 - $ 150000                      163                          $19,917,537                   9.75
$150000.01 - $ 200000                      63                           $10,711,001                   5.24
$200000.01 - $ 250000                      17                            $3,761,724                   1.84
$250000.01 - $ 300000                      26                            $7,391,262                   3.62
$300000.01 - $ 350000                      152                          $48,903,622                  23.93
$350000.01 - $ 400000                      98                           $36,667,306                  17.94
$400000.01 - $ 450000                      48                           $20,271,067                   9.92
$450000.01 - $ 500000                      41                           $19,490,777                   9.54
$500000.01 - $ 550000                      8                             $4,247,569                   2.08
$550000.01 - $ 600000                      3                             $1,770,513                   0.87
$600000.01 - $ 650000                      1                               $609,691                    0.3
$700000.01 - $ 750000                      1                               $733,902                   0.36
$950000.01 - $ 1000000                     1                               $964,762                   0.47
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------




                                  CWABS 2002-4


Mortgage Rates

Range of Mortgage                          Number of Loans        Aggregate                % Of Aggregate
Rates(%)                                   Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
4.001 - 4.500                              3                             $1,121,163                   0.55 %
5.001 - 5.500                              3                             $1,090,002                   0.53
5.501 - 6.000                              20                            $7,249,203                   3.55
6.001 - 6.500                              44                           $15,971,722                   7.82
6.501 - 7.000                              122                          $39,821,910                  19.49
7.001 - 7.500                              137                          $41,336,671                  20.23
7.501 - 8.000                              137                          $31,998,687                  15.66
8.001 - 8.500                              85                           $14,810,223                   7.25
8.501 - 9.000                              112                          $14,942,668                   7.31
9.001 - 9.500                              106                          $10,688,597                   5.23
9.501 - 10.000                             109                          $10,425,059                    5.1
10.001 - 10.500                            69                            $6,875,397                   3.36
10.501 - 11.000                            50                            $3,910,189                   1.91
11.001 - 11.500                            19                            $1,458,845                   0.71
11.501 - 12.000                            16                            $1,143,784                   0.56
12.001 - 12.500                            7                               $364,806                   0.18
12.501 - 13.000                            3                                $77,371                   0.04
13.001 - 13.500                            10                              $413,107                    0.2
13.501 - 14.000                            4                               $145,973                   0.07
14.001 - 14.500                            2                                $86,228                   0.04
14.501 - 15.000                            5                               $183,657                   0.09
15.001 - 15.500                            3                               $145,970                   0.07
15.501 - 16.000                            1                                $42,085                   0.02
16.001 - 16.500                            1                                $47,391                   0.02
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------




                                  CWABS 2002-4


Months Remaining to Maturity

Months Remaining to                        Number of Loans        Aggregate                % Of Aggregate
Maturity                                   Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
1 - 120                                    2                                $76,311                   0.04 %
121 - 180                                  35                            $2,333,209                   1.14
181 - 300                                  10                              $914,936                   0.45
301 - 360                                  1,021                       $201,026,252                  98.37
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios

Range of                                   Number of Loans        Aggregate                % Of Aggregate
Loan-to-Value Ratios (%)                   Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
50.00 or Less                              24                            $2,014,425                   0.99 %
50.01-55.00                                14                            $3,061,260                    1.5
55.01-60.00                                20                            $4,106,902                   2.01
60.01-65.00                                34                            $6,177,573                   3.02
65.01-70.00                                89                           $14,075,366                   6.89
70.01-75.00                                109                          $21,605,605                  10.57
75.01-80.00                                307                          $59,737,203                  29.23
80.01-85.00                                162                          $33,968,775                  16.62
85.01-90.00                                165                          $34,703,068                  16.98
90.01-95.00                                70                           $13,856,162                   6.78
95.01-100.00                               74                           $11,044,368                    5.4
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------




                                  CWABS 2002-4

State Distribution of Mortgaged Properties

                                           Number of Loans        Aggregate                % Of Aggregate
State                                      Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
Alabama                                    7                             $1,087,011                   0.53 %
Arizona                                    35                            $4,617,141                   2.26
Arkansas                                   6                               $763,738                   0.37
California                                 237                          $83,211,840                  40.72
Colorado                                   18                            $4,322,669                   2.12
Connecticut                                3                               $999,405                   0.49
Delaware                                   3                               $557,083                   0.27
Washington, DC                             1                               $344,376                   0.17
Florida                                    55                            $6,863,757                   3.36
Georgia                                    48                            $8,877,100                   4.34
Hawaii                                     1                                $70,720                   0.03
Idaho                                      4                               $470,686                   0.23
Illinois                                   21                            $3,550,373                   1.74
Indiana                                    13                            $1,269,092                   0.62
Iowa                                       3                               $326,028                   0.16
Kansas                                     9                               $468,427                   0.23
Kentucky                                   15                            $2,608,863                   1.28
Louisiana                                  14                            $1,249,124                   0.61
Maine                                      1                                $96,063                   0.05
Maryland                                   15                            $3,932,019                   1.92
Massachusetts                              8                             $2,392,150                   1.17
Michigan                                   51                            $7,108,649                   3.48
Minnesota                                  10                            $2,340,267                   1.15
Mississippi                                9                               $667,503                   0.33
Missouri                                   18                            $1,682,076                   0.82
Montana                                    3                               $186,895                   0.09
Nebraska                                   3                               $269,964                   0.13
Nevada                                     18                            $2,611,331                   1.28
New Hampshire                              2                               $710,179                   0.35
New Jersey                                 16                            $3,744,140                   1.83
New Mexico                                 3                               $317,303                   0.16
New York                                   16                            $4,585,565                   2.24
North Carolina                             61                            $5,898,262                   2.89
Ohio                                       52                            $4,723,186                   2.31
Oklahoma                                   9                               $534,164                   0.26
Oregon                                     18                            $3,340,599                   1.63
Pennsylvania                               36                            $4,036,803                   1.98
Rhode Island                               1                               $145,600                   0.07
South Carolina                             29                            $2,613,097                   1.28
Tennessee                                  30                            $4,071,899                   1.99
Texas                                      88                           $12,673,947                    6.2
Utah                                       11                            $2,779,595                   1.36
Virginia                                   24                            $4,419,365                   2.16
Washington                                 27                            $5,312,440                    2.6
West Virginia                              5                               $393,312                   0.19
Wisconsin                                  11                            $1,106,902                   0.54
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
---------------------------------------------------------------------------------------------------------------


                                  CWABS 2002-4


Range of FICO Credit Scores


                                           Number of Loans        Aggregate                % Of Aggregate
FICO Range                                 Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
801 - 820                                  1                               $387,944                   0.19 %
781 - 800                                  1                               $437,078                   0.21
761 - 780                                  9                             $2,623,303                   1.28
741 - 760                                  11                            $3,208,641                   1.57
721 - 740                                  17                            $3,844,900                   1.88
701 - 720                                  10                            $1,315,607                   0.64
681 - 700                                  25                            $5,831,262                   2.85
661 - 680                                  56                           $14,190,823                   6.94
641 - 660                                  120                          $27,677,604                  13.54
621 - 640                                  165                          $35,685,763                  17.46
601 - 620                                  148                          $29,702,839                  14.54
581 - 600                                  157                          $28,575,652                  13.98
561 - 580                                  152                          $26,825,201                  13.13
541 - 560                                  101                          $14,494,884                   7.09
521 - 540                                  55                            $6,333,380                    3.1
501 - 520                                  23                            $1,757,723                   0.86
500 or Less                                2                               $220,139                   0.11
Not Available                              15                            $1,237,965                   0.61
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                           Number of Loans        Aggregate                % Of Aggregate
Description                                Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
Single Family Residence                    772                         $155,930,665                  76.31 %
Planned Unit Development                   102                          $26,469,026                  12.95
Manufactured Housing (1)                   143                          $10,955,179                   5.36
Condominium                                34                            $7,737,410                   3.79
Two Family Residence                       13                            $2,636,249                   1.29
Hgh Rise Condominium                       1                               $389,414                   0.19
Four Family Residence                      2                               $125,214                   0.06
Three Family Residence                     1                               $107,550                   0.05
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------
(1) Treated as real property.




                                  CWABS 2002-4

Purpose of Mortgage Loan

                                           Number of Loans        Aggregate                % Of Aggregate
Description                                Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
Refinance (Cash Out)                       649                         $131,290,997                  64.25 %
Purchase                                   323                          $55,271,141                  27.05
Refinance (Rate/Term)                      96                           $17,788,569                    8.7
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                   100 %
--------------------------------------------------------------------------------------------------------------


Occupancy Types

                                           Number of Loans        Aggregate                % Of Aggregate
Occupancy Types                            Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
Owner Occupied                             1,038                       $200,515,718                  98.12 %
Non-Owner Occupied                         24                            $2,295,533                   1.12
Second Home                                6                             $1,539,457                   0.75
--------------------------------------------------------------------------------------------------------------
Total                                      1,068                       $204,350,707                    100 %
--------------------------------------------------------------------------------------------------------------


Gross Margin
(Excludes 322 Fixed Rate Mortgage Loans)

Range of Gross                             Number of Loans        Aggregate                % Of Aggregate
Margins(%)                                 Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
1.001 - 2.000                              1                               $373,980                   0.27 %
4.001 - 5.000                              17                            $5,104,356                   3.73
5.001 - 6.000                              159                          $47,390,800                  34.62
6.001 - 7.000                              172                          $37,247,008                  27.21
7.001 - 8.000                              138                          $19,978,432                   14.6
8.001 - 9.000                              137                          $15,243,474                  11.14
9.001 - 10.000                             98                            $9,747,225                   7.12
10.001 - 11.000                            19                            $1,466,608                   1.07
11.001 - 12.000                            3                               $128,650                   0.09
12.001 - 13.000                            2                               $198,265                   0.14
--------------------------------------------------------------------------------------------------------------
                                           746                         $136,878,798                    100 %
--------------------------------------------------------------------------------------------------------------



                                  CWABS 2002-4

Subsequent Adjustment Date
(Excludes 322 Fixed Rate Mortgage Loans)

Subsequent                                 Number of Loans        Aggregate                % Of Aggregate
Adjustment date                            Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
01/03                                      1                               $426,163                   0.31 %
02/03                                      1                               $206,003                   0.15
07/03                                      1                                $47,188                   0.03
02/04                                      2                               $355,794                   0.26
03/04                                      2                               $445,366                   0.33
04/04                                      6                             $1,327,952                   0.97
05/04                                      51                            $6,123,579                   4.47
06/04                                      122                          $13,763,382                  10.06
07/04                                      96                           $13,382,302                   9.78
08/04                                      73                           $12,921,971                   9.44
09/04                                      127                          $28,919,333                  21.13
10/04                                      45                           $13,132,941                   9.59
11/04                                      1                               $378,168                   0.28
12/04                                      1                                $71,611                   0.05
02/05                                      2                               $158,911                   0.12
03/05                                      1                                $72,138                   0.05
04/05                                      2                               $119,698                   0.09
05/05                                      19                            $1,748,670                   1.28
06/05                                      23                            $3,041,690                   2.22
07/05                                      34                            $3,815,530                   2.79
08/05                                      53                           $11,075,130                   8.09
09/05                                      51                           $14,528,758                  10.61
10/05                                      32                           $10,816,518                    7.9
--------------------------------------------------------------------------------------------------------------
Total                                      746                         $136,878,798                    100 %
--------------------------------------------------------------------------------------------------------------





                                  CWABS 2002-4

Range of Months to Adjustment Date
(Excludes 322 Fixed Rate Mortgage Loans)


                                           Number of Loans        Aggregate                % Of Aggregate
Month Number Range                         Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
0 - 6                                      526                          $90,767,181                  66.31 %
7 - 12                                     59                            $6,499,328                   4.75
13 - 18                                    158                          $38,877,715                   28.4
19 - 24                                    3                               $734,574                   0.54
--------------------------------------------------------------------------------------------------------------
Total                                      746                         $136,878,798                    100 %
--------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(Excludes 322 Fixed Rate Mortgage Loans)


Range of Maximum                           Number of Loans        Aggregate                % Of Aggregate
Mortgage Rates(%)                          Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
11.501 - 12.000                            4                             $1,061,047                   0.78 %
12.001 - 12.500                            9                             $2,136,770                   1.56
12.501 - 13.000                            31                            $7,738,384                   5.65
13.001 - 13.500                            47                           $11,190,971                   8.18
13.501 - 14.000                            106                          $30,270,435                  22.11
14.001 - 14.500                            98                           $26,154,695                  19.11
14.501 - 15.000                            109                          $20,822,039                  15.21
15.001 - 15.500                            89                           $12,203,976                   8.92
15.501 - 16.000                            104                          $12,087,081                   8.83
16.001 - 16.500                            53                            $5,826,757                   4.26
16.501 - 17.000                            36                            $2,896,938                   2.12
17.000 - 17.500                            18                            $1,586,789                   1.16
17.501 - 18.000                            14                              $906,222                   0.66
18.001 - 18.500                            15                            $1,031,564                   0.75
18.501 - 19.000                            5                               $637,207                   0.47
19.001 - 19.500                            4                               $181,807                   0.13
19.501 - 20.000                            2                                $47,563                   0.03
20.001+                                    2                                $98,554                   0.07
--------------------------------------------------------------------------------------------------------------
Total                                      746                         $136,878,798                    100 %
--------------------------------------------------------------------------------------------------------------


Initial Periodic Rate Cap
(Excludes 322 Fixed Rate Mortgage Loans)


Initial Periodic Rate                      Number of Loans        Aggregate                % Of Aggregate
Cap(%)                                     Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
1                                          16                            $2,056,972                    1.5 %
1.5                                        278                          $70,909,758                   51.8
2                                          6                               $444,758                   0.32
3                                          446                          $63,467,309                  46.37
---------------------------------------------------------------------------------------------------------------
Total                                      746                         $136,878,798                    100 %
----------------------------------------------------------------------------------------------------------------



                                  CWABS 2002-4

Minimum Mortgage Rates
(Excludes 322 Fixed Rate Mortgage Loans)


Range of Minimum                           Number of Loans        Aggregate                % Of Aggregate
Mortgage Rates(%)                          Mortgage Loans         Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------------------
5.000 or Less                              4                             $1,034,025                   0.76 %
5.001 - 6.000                              19                            $3,776,989                   2.76
6.001 - 7.000                              140                          $38,826,724                  28.37
7.001 - 8.000                              199                          $46,883,021                  34.25
8.001 - 9.000                              136                          $22,080,238                  16.13
9.001 - 10.000                             169                          $18,103,253                  13.23
10.001 - 11.000                            49                            $4,121,146                   3.01
11.001 - 12.000                            18                            $1,477,496                   1.08
12.001 - 13.000                            8                               $367,838                   0.27
13.001 - 14.000                            2                                $77,560                   0.06
15.001 - 16.000                            2                               $130,509                    0.1
--------------------------------------------------------------------------------------------------------------
Total                                      746                         $136,878,798                    100 %
--------------------------------------------------------------------------------------------------------------



                                    EXHIBIT 2






  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318



                                        Certificateholder Monthly Distribution Summary


-----------------------------------------------------------------------------------------------------------------------------------
                                                             Certificate                                 Pass
                                        Class                   Rate                 Beginning         Through          Principal
Class                Cusip           Description                Type                   Balance          Rate (%)      Distribution
-----------------------------------------------------------------------------------------------------------------------------------
 A1                  126671SJ6          Senior                Fix-Act/360         144,875,381.85          1.670      15,924,775.83
AIO                  126671SK3          Strip IO               Var-30/360          46,400,000.00          2.500               0.00
 AR                  126671TD8          Senior                 Fix-30/360                   0.00          0.000               0.00
 P                   126671TA4          Senior                 Fix-30/360                 100.00          0.000               0.00
 C                   126671SZ0          Strip IO               Fix-30/360         220,275,483.05          0.000               0.00
----------------------------------------------------------------------------------------------------------------------------------
 M1                  126671SL1          Mezzanine             Fix-Act/360          31,320,000.00          2.050               0.00
 M2                  126671SM9          Mezzanine             Fix-Act/360          20,880,000.00          2.800               0.00
 B1                  126671SN7          Junior                Fix-Act/360          14,616,000.00          3.300               0.00
 B2                  126671SP2          Junior                Fix-Act/360           5,800,000.00          3.800               0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                            217,491,481.85                     15,924,775.83
----------------------------------------------------------------------------------------------------------------------------------



                 Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------
                                                                     Current                       Cumulative
                           Interest             Total               Realized           Ending        Realized
Class                    Distribution         Distribution            Losses          Balance        Losses
--------------------------------------------------------------------------------------------------------------
 A1                        208,338.85        16,133,114.68              0.00    128,950,606.02         0.00
AIO                         96,666.67            96,666.67              0.00     46,400,000.00         0.00
 AR                              0.00                 0.00              0.00              0.00         0.00
 P                         284,792.83           284,792.83              0.00            100.00         0.00
 C                         449,757.48           449,757.48              0.00    204,350,707.22         0.00
--------------------------------------------------------------------------------------------------------------
 M1                         55,288.50            55,288.50              0.00     31,320,000.00         0.00
 M2                         50,344.00            50,344.00              0.00     20,880,000.00         0.00
 B1                         41,533.80            41,533.80              0.00     14,616,000.00         0.00
 B2                         18,978.89            18,978.89              0.00      5,800,000.00         0.00
--------------------------------------------------------------------------------------------------------------
Totals                   1,205,701.02         17,130,476.85             0.00    201,566,706.02         0.00
--------------------------------------------------------------------------------------------------------------





  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318



                                                Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                       Original                Beginning          Scheduled                       Unscheduled
                                      Certificate             Certificate         Principal         Accretion       Principal
Class                Cusip              Balance                 Balance         Distribution        Principal      Adjustments
-----------------------------------------------------------------------------------------------------------------------------------
 A1                126671SJ6       388,600,000.00          144,875,381.85      15,924,775.83                0             0.00
AIO                126671SK3        46,400,000.00           46,400,000.00               0.00                0             0.00
 AR                126671TD8               100.00                    0.00               0.00                0             0.00
 P                 126671TA4               100.00                  100.00               0.00                0             0.00
 C                 126671SZ0       464,000,000.00          220,275,483.05               0.00                0             0.00
----------------------------------------------------------------------------------------------------------------------------------
 M1                126671SL1        31,320,000.00           31,320,000.00               0.00                0             0.00
 M2                126671SM9        20,880,000.00           20,880,000.00               0.00                0             0.00
 B1                126671SN7        14,616,000.00           14,616,000.00               0.00                0             0.00
 B2                126671SP2         5,800,000.00            5,800,000.00               0.00                0             0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                             461,216,200.00          217,491,481.85      15,924,775.83                0             0.00
----------------------------------------------------------------------------------------------------------------------------------


                         Principal Distribution Detail

------------------------------------------------------------------------------------------
                     Net             Current           Ending                 Ending
                  Principal          Realized        Certificate            Certificate
Class            Distribution         Losses            Balance                Factor
------------------------------------------------------------------------------------------
 A1             15,924,775.83           0.00      128,950,606.02         0.33183377771
AIO                      0.00           0.00       46,400,000.00         1.00000000000
 AR                      0.00           0.00                0.00         0.00000000000
 P                       0.00           0.00              100.00         1.00000000000
 C                       0.00           0.00      204,350,707.22         0.44041100694
------------------------------------------------------------------------------------------
 M1                      0.00           0.00       31,320,000.00         1.00000000000
 M2                      0.00           0.00       20,880,000.00         1.00000000000
 B1                      0.00           0.00       14,616,000.00         1.00000000000
 B2                      0.00           0.00        5,800,000.00         1.00000000000
------------------------------------------------------------------------------------------
Totals          15,924,775.83           0.00      201,566,706.02
------------------------------------------------------------------------------------------







  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318


                          Interest Distribution Detail


-------------------------------------------------------------------------------------------------------------------------------
                Beginning            Pass                Accrued          Cumulative                          Total
               Certificate          Through              Optimal            Unpaid          Deferred        Interest
Class            Balance             Rate (%)            Interest          Interest         Interest           Due
-------------------------------------------------------------------------------------------------------------------------------
 A1         144,875,381.85          1.670000           208,338.85               0.00             0.00      208,338.85
AIO          46,400,000.00          2.500000            96,666.67               0.00             0.00       96,666.67
 AR                   0.00          0.000000                 0.00               0.00             0.00            0.00
 P                  100.00          0.000000                 0.00               0.00             0.00            0.00
 C          220,275,483.05          0.000000                 0.00               0.00             0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------
 M1          31,320,000.00          2.050000            55,288.50               0.00             0.00       55,288.50
 M2          20,880,000.00          2.800000            50,344.00               0.00             0.00       50,344.00
 B1          14,616,000.00          3.300000            41,533.80               0.00             0.00       41,533.80
 B2           5,800,000.00          3.800000            18,978.89               0.00             0.00       18,978.89
-------------------------------------------------------------------------------------------------------------------------------
Totals      217,491,481.85                             471,150.71               0.00             0.00      471,150.71
-------------------------------------------------------------------------------------------------------------------------------



                          Interest Distribution Detail

------------------------------------------------------------------------------
                        Net               Unscheduled
                    Prepayment              Interest             Interest
Class             Int Shortfall           Adjustment                Paid
------------------------------------------------------------------------------
 A1                        0.00                  0.00          208,338.85
AIO                        0.00                  0.00           96,666.67
 AR                        0.00                  0.00                0.00
 P                         0.00                  0.00          284,792.83
 C                         0.00                  0.00          449,757.48
------------------------------------------------------------------------------
 M1                        0.00                  0.00           55,288.50
 M2                        0.00                  0.00           50,344.00
 B1                        0.00                  0.00           41,533.80
 B2                        0.00                  0.00           18,978.89
------------------------------------------------------------------------------
Totals                     0.00                  0.00        1,205,701.02
------------------------------------------------------------------------------





  THE                                                                               Distribution Date: 7/26/04
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318


                          Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                                Original         Beginning Cert.                                           Ending Cert.      Pass
                               Certificate          Notional          Principal           Interest           Notional      Through
Class         Cusip              Balance            Balance        Distribution         Distribution          Balance      Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
 A1           126671SJ6     388,600,000.00      372.813643464      40.979865749          0.536126731     331.833777715    1.670000
AIO           126671SK3      46,400,000.00    1,000.000000000       0.000000000          2.083333333   1,000.000000000    2.500000
 AR           126671TD8             100.00        0.000000000       0.000000000          0.000000000       0.000000000    0.000000
 P            126671TA4             100.00    1,000.000000000       0.000000000  2,847,928.300000000   1,000.000000000    0.000000
 C            126671SZ0     464,000,000.00      474.731644504       0.000000000          0.969304921     440.411006940    0.000000
-----------------------------------------------------------------------------------------------------------------------------------
 M1           126671SL1      31,320,000.00    1,000.000000000       0.000000000          1.765277778   1,000.000000000    2.050000
 M2           126671SM9      20,880,000.00    1,000.000000000       0.000000000          2.411111111   1,000.000000000    2.800000
 B1           126671SN7      14,616,000.00    1,000.000000000       0.000000000          2.841666667   1,000.000000000    3.300000
 B2           126671SP2       5,800,000.00    1,000.000000000       0.000000000          3.272222222   1,000.000000000    3.800000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                      461,216,200.00      471.560803480       34.527789418         2.614177516     437.033014062
-----------------------------------------------------------------------------------------------------------------------------------





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318


Pool Level Data

Distribution Date                                                                                                          7/26/04
Cut-off Date                                                                                                                9/1/02
Determination Date                                                                                                          7/1/04
Accrual Period 30/360                      Begin                                                                            6/1/04
                                           End                                                                              7/1/04
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                  Begin                                                                          6/25/04
                                            End                                                                            7/26/04
Number of Days in Actual Accrual Period                                                                                         31


----------------------------------------------------------------
                        Collateral Information
----------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                                464,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   220,275,483.05
Ending Aggregate Pool Stated Principal Balance                                                                      204,350,707.22

Beginning Aggregate Certificate Stated Principal Balance                                                            217,491,481.85
Ending Aggregate Certificate Stated Principal Balance                                                               201,566,706.02

Beginning Aggregate Loan Count                                                                                                1148
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 80
Ending Aggregate Loan Count                                                                                                   1068

Beginning Weighted Average Loan Rate (WAC)                                                                               7.890971%
Ending Weighted Average Loan Rate (WAC)                                                                                  7.849382%

Beginning Net Weighted Average Loan Rate                                                                                 7.302119%
Ending Net Weighted Average Loan Rate                                                                                    7.259009%

Weighted Average Maturity (WAM) (Months)                                                                                      334

Servicer Advances                                                                                                      185,807.04

Aggregate Pool Prepayment                                                                                           14,800,672.07
Pool Prepayment Rate                                                                                                  58.9538 CPR





  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                8,870.62
Compensation for Gross PPIS from Servicing Fees                                                                          8,870.62
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                         ---------
Total Net PPIS (Non-Supported PPIS)                                                                                         -0.00


Master Servicing Fees Paid                                                                                              82,910.83
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                    4,551.32
Other Fees Paid                                                                                                         10,057.74
                                                                                                                        ----------
Total Fees                                                                                                              97,519.88




----------------------------------------------------
                Delinquency Information
----------------------------------------------------
Group 1

Delinquency                                  30-59 Days              60-89 Days             90+ Days                 Totals
-----------                                 -----------              ----------             --------                 --------
Scheduled Principal Balance                7,046,498.43            1,262,585.30             759,561.90               9,068,645.63
Percentage of Total Pool Balance              3.448238%               0.617852%              0.371695%                  4.437785%
Number of Loans                                      59                       6                      6                         71
Percentage of Total Loans                     5.524345%               0.561798%              0.561798%                  6.647940%

Foreclosure
-----------

Scheduled Principal Balance                        0.00            2,250,343.69           5,913,379.38               8,163,723.07
Percentage of Total Pool Balance              0.000000%               1.101216%              2.893741%                  3.994957%
Number of Loans                                       0                      10                     39                         49
Percentage of Total Loans                     0.000000%               0.936330%              3.651685%                  4.588015%

Bankruptcy
----------

Scheduled Principal Balance                        0.00               23,258.30           3,200,372.82               3,223,631.12
Percentage of Total Pool Balance              0.000000%               0.011382%              1.566118%                  1.577499%
Number of Loans                                       0                       1                     32                         33
Percentage of Total Loans                     0.000000%               0.093633%              2.996255%                  3.089888%


                                                            Page 2




  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318



REO
----
Scheduled Principal Balance                        0.00                     0.00           2,963,699.38              2,963,699.38
Percentage of Total Pool Balance              0.000000%                0.000000%              1.450301%                 1.450301%
Number of Loans                                       0                        0                     20                        20
Percentage of Total Loans                     0.000000%                0.000000%              1.872659%                 1.872659%


Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                414,815.61
Additional Gains (Recoveries)/Losses                                                                                     4,723.85
Total Realized Losses                                                                                                2,115,902.28





--------------------------------------------------------------
        Subordination/Credit Enhancement Information
---------------------------------------------------------------

Credit Support                                                                                 Original                  Current
Class A                                                                                  388,600,200.00            128,950,706.02
Class A Percentage                                                                           84.255540%                63.974209%

Class M1                                                                                  31,320,000.00             31,320,000.00
Class M1 Percentage                                                                           6.790742%                15.538280%

Class M2                                                                                  20,880,000.00             20,880,000.00
Class M2 Percentage                                                                           4.527161%                10.358854%

Class B1                                                                                  14,616,000.00             14,616,000.00
Class B1 Percentage                                                                           3.169013%                 7.251198%

Class B2                                                                                   5,800,000.00              5,800,000.00
Class B2 Percentage                                                                           1.257545%                 2.877459%




--------------------------------------------------------
                Reserve Fund Information
--------------------------------------------------------



  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8E
New York, NY 10286
                                                         Countrywide Home Loans
Officer:   Courtney Bartholomew                        Asset Backed Certificates
           212-815-3236                                     Series 2002-04
Associate: AnnMarie Casano
           212-815-8318


Principal Reserve Fund
----------------------
                                                                                                                             0.00
Beginning Balance                                                                                                            0.00
Deposits                                                                                                                     0.00
Accrued Interest                                                                                                             0.00
Withdrawals                                                                                                                  0.00
Ending Balance                                                                                                               0.00

-------------------------------------------------------------
                           Subordination/Credit Enhancement
-------------------------------------------------------------

Overcollateralization Amount                                                                                         2,784,001.20
Overcollateralization Target Amount                                                                                  2,784,001.20
Has Trigger Event Occurred                                                                                                     NO


-------------------------------------------------------------
                           Miscellaneous Details
-------------------------------------------------------------

Prepayment Penalties                                                                                                   284,792.83



                                                             Page 4